EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS STRONG FIRST QUARTER RESULTS WITH 68% REVENUE INCREASE AND EPS OF $0.04 VS. $0.02

Littleton, CO - May 9, 2006 - ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the first quarter ended March 31, 2006. See attached tables.

First Quarter Financial Highlights - versus fiscal 2005 first quarter
*   Total revenues increased 68% to $3.6 million from $2.2 million.
*   Operating income rose to $164,000 from $55,000.
* Net income grew to $238,000 or $0.04 per diluted share from $95,000 or $0.02 per diluted share in the same period last year. Earnings per diluted share for the first quarter of 2006 were calculated on 16% more shares outstanding than in the first quarter of 2005 due to the successful completion of a 789,089-share private equity placement in October 2005.

Dr. Mike Durham, President of ADA-ES, stated, "We are extremely pleased with our results for the first quarter and our continued progress in our mercury emission control segment, where sales rose 94% driven primarily by the initiation of the market for commercial activated carbon injection (ACI) systems that began last summer."

Dr. Durham continued, "Thus far in 2006, we have signed contracts for six ACI systems to be delivered in 2006 and 2007, producing a total of nine commercial ACI systems, including one in partnership with a third party. As we have stated previously, based upon negotiations underway, we anticipate entering into contracts for a number of new systems during the balance of this year. Additionally, we expect to begin realizing revenues from commissions on sales of corresponding sorbents to these plants once these systems become operational, which for the first unit is likely to occur in the third quarter of this year."

Dr. Durham concluded, "Importantly, we continued to achieve substantial operating leverage during the first quarter. Our outlook for the remainder of 2006 remains very positive, and we are optimistic about achieving our goal of approximately 35% revenue growth. We look forward to updating you on ADA-ES' developments."

Conference Call
Management will conduct a conference call on Tuesday, May 9, 2006 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 706-679-3200 - please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call (conference ID # 8826832). The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

This press release and the referenced conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which provide a "safe harbor" for such statements in certain circumstances. These statements include the Company's expectations regarding future revenues or other financial measures, anticipated projects and new contracts, anticipated growth in the market and similar items. Such statements involve significant uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing economic conditions and market demand for ADA-ES' products and services, changes in technology, failure to satisfy performance guarantees, federal funding, laws or regulations, results of demonstrations of the Company's and other licensed technologies, operational difficulties, availability of skilled personnel, and other factors discussed in the Company's filings with the U.S. Securities and Exchange Commission.

Contact:
ADA-ES, Inc.                          -or-      Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President        The Equity Group Inc.
Mark H. McKinnies, Sr. VP & CFO                 www.theequitygroup.com
(303) 734-1727                                  Lauren Till, (212) 836-9610
www.adaes.com                                   LTill@equityny.com



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ADA-ES, Inc. News Release                                              Page 3
May 9, 2006


                             ADA-ES, Inc. and Subsidiary
          Condensed Consolidated Statements of Operations (Unaudited)
                   (amounts in thousands, except per share)

                                               First Quarter Ended
                                                    March 31,
                                                 2006       2005
REVENUES:                                      ------    -------
     Mercury emission control                  $3,120    $ 1,607
     Flue gas conditioning and other              529        565
                                                -----      -----
        Total net revenues                      3,649      2,172

COST OF SERVICES
    Mercury emission control                    2,019      1,012
    Flue gas conditioning and other               252        253
                                                -----      -----
        Total cost of services                  2,271      1,265
                                                -----      -----
GROSS MARGIN                                    1,378        907

COST AND EXPENSES:
    General and administrative                    852        552
    Research & development                        304        258
    Depreciation and amortization                  58         42
                                                -----      -----
             Total expenses                     1,214        852
                                                -----      -----
OPERATING INCOME                                  164         55

OTHER INCOME (EXPENSE):
    Interest and other expense                     -          (1)
    Interest and other income                     194         70
                                                -----      -----
     Total other income                           194         69
                                                -----      -----
INCOME BEFORE TAX PROVISION                       358        124
DEFERREDINCOME TAX PROVISION                     (120)       (29)
                                                -----      -----
NET INCOME                                        238         95
UNREALIZED GAINS (LOSSES) ON CERTAIN
  INVESTMENTS IN DEBT AND EQUITY
  SECURITIES, net of tax                           17        (18)
                                                -----      -----
COMPREHENSIVE INCOME                           $  255     $   77
                                               ======     ======
NET INCOME PER COMMON Share -
  (Basic and Diluted):                         $  .04     $  .02
                                               ======     ======
WEIGHTED AVERAGE BASIC COMMON SHARES
 OUTSTANDING):                                  5,616      4,811
                                               ======     ======
WEIGHTED AVERAGE DILUTED COMMON SHARES
 OUTSTANDING):                                  5,834      5,029
                                               ======     ======
See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for March 31, 2006.



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ADA-ES, Inc. News Release                           	   Page 4
May 9, 2005


                    ADA-ES, Inc. and Subsidiary
           Condensed Consolidated Balance Sheets (Unaudited)
                         (amounts in thousands)

                                                        3/31/06     12/31/05
                           	ASSETS		        -------     --------

CURRENT ASSETS:
  Cash, and cash equivalents                           $ 14,865     $ 14,026
  Trade receivables, net of allowance for doubtful
   accounts                                               2,797        3,014
  Investment in securities                                2,001        2,515
  Prepaid expenses and other                                273          283
                                                          -----        -----
      Total current assets	                           19,936       19,838

PROPERTY AND EQUIPMENT, at cost                           1,896        1,663
    Less accumulated depreciation and amortization       (1,068)      (1,013)
                                                          -----        -----
          Net property and equipment        	            828          650

GOODWILL, net of amortization                             2,024        2,024
INTANGIBLE ASSETS, net of amortization                      159          156
INVESTMENT IN SECURITIES                                  5,494        5,663
OTHER ASSETS                                                723          385
                                                         ------        -----
TOTAL ASSETS       	                                $29,164      $28,716
	                         	                     ======       ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Account payable	                                     $  1,697      $ 1,706
  Accrued payroll and related liabilities                   427          516
  Accrued expenses                                          214          138
  Deferred revenues                                         395          460
                                                          -----        -----
	Total current liabilities                           2,733        2,820
                                                          -----        -----
LONG-TERM LIABILITIES:
  Deferred warranty and other liabilities	                   61           40
                                                          -----        -----
      Total liabilities                                   2,794        2,860
                                                          -----        -----
STOCKHOLDERS' EQUITY:
  Preferred stock                                           -            -
  Common stock, no par value                             26,577       26,318
  Accumulated comprehensive income                           50           33
  Accumulated deficit	                                   (257)        (495)
                                                         ------       ------
	Total stockholders' equity                         26,370       25,856
                                                         ------       ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	        $29,164      $28,716
                                                         ======       ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for March 31, 2006.


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